Exhibit 10.3

MERITAGE HOMES CORPORATION

STOCK OPTION PLAN

1.                                      Establishment, Purpose and Definitions

(a)                                  The Stock Option Plan (the “Option Plan”) of Meritage Homes Corporation (the “Company”) is hereby adopted.  The Option Plan shall provide for the issuance of incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”).

(b)                                 The purpose of this Option Plan is to promote the long-term success of the Company by attracting, motivating and retaining key executives, consultants and directors (the “Participants”) through the use of competitive long-term incentives which are tied to stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

(c)                                  The Option Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined herein) of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (ii) NSOs which may not so qualify.

(d)                                 The term “Affiliates” as used in this Option Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries which become such after adoption of the Option Plan.

2.                                      Administration of the Plan

(a)                                  The Option Plan shall be administered by members of the Board of Directors of the Company (the “Board”) qualifying as “non-employee directors” as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (the “Commission”).

(b)                                 The Board may from time to time determine which employees of the Company or its Affiliates or other individuals or entities (each an “option holder”) shall be granted options under the Option Plan, the terms thereof (including without limitation determining whether the option is an incentive stock option and the times at which the options shall become exercisable), and the number of shares of Stock for which an option or options may be granted.

(c)                                  If rights of the Company to repurchase Stock are imposed, the Board may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

(d)                                 If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Board in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Option Plan.  Share certificates representing Stock that is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

(e)                                  The Board shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Option Plan, as, in its opinion, may be advisable in the administration of the Option Plan, to construe and interpret the Option Plan, the rules and regulations, and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan.  All decisions, determinations and interpretations of the Board shall be binding on all option holders under the Option Plan.

3.                                      Stock Subject to the Plan

(a)                                  “Stock” shall mean Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below.  Stock shall include shares drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.  The maximum number of shares of Common Stock that can be issued under this Option Plan is 5,900,000 shares, and the maximum number of shares of Common Stock that can be issued to any one person under this Option Plan is 100,000 shares per year.

(b)                                 Options may be granted under the Option Plan from time to time to eligible persons.  Stock options awarded pursuant to the Option Plan which are forfeited, terminated, surrendered or canceled for any reason prior to exercise shall again become available for grants under the Option Plan (including any option canceled in accordance with the cancellation regrant provisions of Section 6(f) herein).

(c)                                  If there shall be any changes in the Stock subject to the Option Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s Stock or other similar events, an appropriate adjustment shall be made by the Board in the number of shares of Stock.  Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Option Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

(d)                                 The aggregate number of shares of Stock approved by the Option Plan may not be exceeded without amending the Option Plan and obtaining stockholder approval within twelve months of such amendment.

4.                                      Eligibility

Persons who shall be eligible to receive stock options granted under the Option Plan shall be those individuals and entities as the Board in its discretion determines should be awarded such incentives given the best interests of the Company; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of Stock of the

Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

5.                                      Exercise Price for Options Granted Under the Plan

(a)                                  All ISOs and NSOs will have option exercise prices per option share not less than the fair market value of a share of the Stock on the date the option is granted, except that in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate the price shall be not less than 110% of such fair market value.  The price of ISOs or NSOs granted under the Option Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

(b)                                 The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

6.                                      Terms and Conditions of Options

(a)                                  Each option granted pursuant to the Option Plan shall be evidenced by a written stock option agreement (the “Option Agreement”) executed by the Company and the person to whom such option is granted.  The Option Agreement shall designate whether the option is an ISO or an NSO.

(b)                                 The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years.  Subsequently issued options, if Stock becomes available because of further allocations or the lapse of previously outstanding options, will extend for terms determined by the Board or the Committee but in no event shall an ISO be exercised after the expiration of 10 years from the date of its grant.

(c)                                  In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by such individual during any calendar year (under this Option Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

(d)                                 The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other provisions as may be determined by the Board.  To the extent such terms, provisions and conditions are inconsistent with this Option Plan, the specific provisions of the Option Plan shall prevail.  If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions, which the Board determines, are necessary to so qualify under Section 422 of the Internal Revenue Code.

(e)                                  The Board shall have full power and authority to extend the period of time for which any option granted under the Option Plan is to remain exercisable following the option holder’s cessation of service as an employee, director or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

(f)                                    As a condition to option grants under the Option Plan, the option holder agrees to grant the Company the repurchase rights as the Company may at its option require and as may be set forth in a separate repurchase agreement.  Any option granted under the Option Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period.  All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder’s service as an employee is terminated for “Cause” (as hereinafter defined) or if the option holder voluntarily terminates the option holder’s service as an employee.  The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason.  In the remaining cases where the option holder’s service as an employee is terminated due to death, permanent disability, or is terminated by the Company (or its affiliates) without Cause at any time, unless otherwise provided by the Committee, the vested portion of the option will extend for a period of three (3) months following the termination of employment and shall lapse and be of no further force or effect whatsoever only if it is not exercised before the end of such three (3) month period.  “Cause” shall be defined in an Employment Agreement between Company and option holder and if none there shall be “Cause” for termination if (i) the option holder is convicted of a felony, (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder’s own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) the option holder fails to perform properly assigned duties.

(g)                                 No fractional shares of Stock shall be issued under the Option Plan, whether by initial grants or any adjustments to the Option Plan.

7.                                      Use of Proceeds

Cash proceeds realized from the sale of Stock under the Option Plan shall constitute general funds of the Company.

8.                                      Amendment, Suspension or Termination of Plan

(a)                                  The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Option Plan or an amendment to the Option Plan be approved by the stockholders, and (ii) the Board shall not amend the Option Plan to increase the maximum number of shares of Stock subject to ISOs under the Option Plan or to change the description or class of persons eligible to receive ISOs under the Option Plan without the consent of the stockholders of the Company sufficient to approve the Option Plan in the first instance.

The Option Plan shall terminate on the earlier of (i) tenth anniversary of the Plan’s approval or (ii) the date on which no additional shares of Stock are available for issuance under the Option Plan.

(b)                                 No option may be granted during any suspension or after the termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the option holder’s consent, alter or impair any rights or obligation under any option granted under the Option Plan.

(c)                                  [Reserved.]

(d)                                 Nothing contained herein shall be construed to permit a termination, modification or amendment adversely affecting the rights of any option holder under an existing option theretofore granted without the consent of the option holder.

9.                                      Assignability of Options and Rights

(a)                                  Except as set forth in Section (b) below, each ISO and NSO granted pursuant to this Option Plan shall, during the holder’s lifetime, be exercisable only by the option holder, and neither the option nor any right to purchase Stock shall be transferred, assigned or pledged by the option holder, by operation of law or otherwise, other than upon a beneficiary designation executed by the option holder and delivered to the Company or the laws of descent and distribution.

(b)                                 The Board shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing option) NSOs which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below).  Unless transfers for the Participant have been previously approved by the Board, a transfer of an option pursuant hereto may only be effected by the Company at the written request of the Participant.  In the event an option is transferred as contemplated herein, such transferred option may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution.  A transferred option shall continue to be governed by and subject to the terms and limitations of the Option Plan and relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

For purposes of this Section 9(b), the term “Family Member” means spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

10.                               Payment Upon Exercise

Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Option Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised.  Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock.  Such payment may be (i) cash, (ii) by check drawn against sufficient funds,

(iii) such other consideration as the Board, in its sole discretion, determines and is consistent with the Option Plan’s purpose and applicable law, or (iv) any combination of the foregoing.  Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Board.  If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

11.                               Withholding Taxes

(a)                                  Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law.  The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

(b)                                 The Board may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

12.                               Ratification

This Option Plan and all options issued under this Option Plan shall be void unless this Option Plan is or was approved or ratified by (i) the Board; and (ii) a majority of the votes cast at a stockholder meeting at which a quorum representing at least a majority of the outstanding shares of Stock is (either in person or by proxy) present and voting on the Option Plan within twelve months of the date this Option Plan is adopted by the Board.  No ISOs shall be exercisable prior to the date such stockholder approval is obtained.

13.                               Corporate Transactions

(a)                                  For the purpose of this Section 13, a “Corporate Transaction” shall include any of the following stockholder-approved transactions to which the Company is a party:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

(iii)                               any reverse merger in which the Company is the surviving entity but in which beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

(b)                                 Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Option Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire.  To the extent that the Option Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

(c)                                  Each outstanding option under this Option Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.  In addition, the class and number of securities available for issuance under this Option Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

(d)                                 The grant of options under this Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.                               Regulatory Approvals

The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

15.                               No Employment/Service Rights

Neither the action of the Company in establishing this Option Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Option Plan shall be construed so as to grant any individual the right to remain in the employ or service of the

Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual’s employment or service at any time and for any reason, with or without cause.

16.                               Miscellaneous Provisions

(a)                                  The provisions of this Option Plan shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

(b)                                 The provisions of this Option Plan shall insure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

(c)                                  The option holders shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Option Plan prior to the issuance of a stock certificate for such Stock.

(d)                                 If there is a conflict between the terms of any employment agreement pursuant to which options under this Plan are to be granted and the provisions of this Plan, the terms of the employment agreement shall prevail.